EXHIBIT 10.4(d)
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 EMPLOYEE STOCK OWNERSHIP PLAN      |               AMENDMENT NO. 3           |
              OF                    |                                         |
      WAKE FOREST FEDERAL           | DOCUMENT:                  WA01/3131229 |
  SAVINGS & LOAN ASSOCIATION        | DRAFT DATE:                    12/03/02 |
                                    |                                         |
  Adopted on December 6, 1995       | BOARD OF DIRECTORS                      |
   Effective on April 3, 1996       | APPROVAL DATE:        DECEMBER 16, 2002 |
Incorporating Amendment Nos. 1 & 2  |                       ----------------- |
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                                    AMENDMENT
                                    ---------

1. ARTICLE I - Section 1.5 of the Plan shall be amended, effective as of January 1, 2003, to read in its entirety as follows:

                           SECTION 1.5 BENEFICIARY means a natural person
                  designated by a Participant or Former Participant as a Beneficiary under section 13.2 and shall not include any Beneficiary designated by a person other than a Participant or Former Participant or any Beneficiary other than a natural person. If a natural person is the beneficiary of a trust which a Participant or Former Participant has named as his Beneficiary, such natural person shall be treated as a designated Beneficiary if: (a) the trust is a valid trust under applicable state law (or would be a valid trust except for the fact that it does not have a corpus); (b) the trust is irrevocable or will, by its terms, become irrevocable upon the death of the Participant or Former Participant; (c) the beneficiaries of the trust who are beneficiaries with respect to the trust's interest as a Beneficiary are identifiable from the terms of the trust instrument; and (d) the following information is furnished to the Committee:

                                   (i) by the Participant or Former Participant,
                           if any distributions are required to be made pursuant to section 13.5 prior to the death of the Participant or Former Participant and (in the case of distributions after December 31, 2002 only) the Participant's or Former Participant's spouse is his sole primary Beneficiary, either: (A) a copy of the trust instrument, together with a written undertaking by the Participant or Former Participant to furnish a copy of any subsequent amendment to the Committee within a reasonable time after such amendment is made; or (B)(I) a list of all of the beneficiaries of the trust (including contingent and remainderman beneficiaries with a description of the conditions on their entitlement); (II) a certification of the Participant or Former Participant to the effect that, to the best of his knowledge, such list is correct and complete and that the conditions of section 1.5(a), (b) and (c) are satisfied; (III) a written undertaking to provide a new certification to the extent that an amendment changes any information previously certified; and (IV) a written undertaking to furnish a copy of the trust instrument to the Committee on demand; and


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                                   (ii) by the trustee of the trust within nine
                           months after the death of the Participant or Former Participant (prior to January 1, 2003) or by October 31st of the first calendar year that begins after the death of the Participant or Former Participant (subsequent to December 31, 2002), if any distributions are required to be made pursuant to section 13.5 after the death of the Participant or Former Participant, either: (A) a copy of the actual trust instrument for the trust; or (B)(I) a final list of all of the beneficiaries of the trust (including contingent and remainderman beneficiaries with a description of the conditions on their entitlement) as of the date of death (prior to January 1, 2003) or as of September 30th of the first calendar year that begins after the date of death (subsequent to December 31, 2002); (II) a certification of the trustee to the effect that, to the best of his knowledge, such list is correct and complete and that the conditions of section 1.5(a),
                           (b) and (c) are satisfied; and (III) a written undertaking to furnish a copy of the trust instrument to the Committee on demand.

2. ARTICLE XIII - Section 13.3(b)(ii)(A) of the Plan shall be amended, effective as of January 1, 2003, to read in its entirety as follows:

                       (A) in annual installments payable beginning as of any
                  Valuation Date that is coincident with or following his termination of employment, but in no event later than December 31st of the calendar year in which he attains age 70 1/2 and continuing for a fixed period of not more than the lesser of
                  (I) ten (10) years and (II) the life expectancy of the Employee or the joint life and last survivor expectancy of the Employee and his designated Beneficiary (determined before January 1, 2003 under Tables V and VI of section 1.72-9 of the Income Tax Regulations, using their respective attained ages as of their birthdays in the calendar year that includes the Valuation Date as of which the first payment is made, and after December 31, 2002 under the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations using the Employee's age as of the Employee's birthday in such calendar year or, if the Employee's sole designated Beneficiary is a surviving spouse who is more than 10 years younger than the Employee, the under the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Employee's and spouse's attained ages as of the Employee's and spouse's birthdays in such calendar year); or


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3.      ARTICLE XIII - Section 13.3(c) of the Plan shall be amended, effective as of January 1, 2003, to read in its entirety as follows:

                       (c) If any person dies before his entire vested interest
                  in his Account has been distributed to him, then the remainder of such vested interest shall be paid to his Beneficiary under section 13.2 either:

                           (i) in a lump sum distribution as of the Valuation
                      Date next following the date of his death, and the amount thereof shall be based on the vested portion of the balance credited to his Account as of such Valuation Date; or

                           (ii) if, prior to the death of the Participant or
                      Former Participant whose account is to be distributed, an election pursuant to section 13.3(b)(ii)(B) is in effect for him, in a lump sum distribution as of the Valuation Date specified in such election, or, if earlier, the latest Valuation Date which would permit payment to be made by December 31st of the calendar year that includes the fifth anniversary of the Employee's death and the amount thereof shall be based upon the vested portion of the balance credited to his Account as of such Valuation Date; or

                           (iii) if, prior to such Participant's or Former
                      Participant's death, an election pursuant to section 13.3(b)(ii)(A) is in effect for him:

                                     (A) over the period and at the times set
                           forth in such election, if distribution has begun prior to the Participant's or Former Participant's death; or

                                     (B) commencing at the time set forth in
                           such election (or, if earlier, as of the last Valuation Date that will permit payment to begin no later than December 31st of the calendar year after the calendar year that includes the date on which the deceased Participant or Former Participant would have attained age 70 1/2, if he had lived) or the date of the deceased Participant's or Former Participant's death (whichever is later) and over the period set forth in such election (or, if less, the life expectancy of the Beneficiary), if the Employee's spouse is his Beneficiary and distribution has not begun prior to the deceased Participant's or Former Participant's death; or

                                     (C) commencing on the date specified in
                           such election (or if earlier, the last Valuation Date that will permit payment to begin by December 31st of the calendar year that includes the first anniversary of the deceased Participant's or Former Participant's death) and over the period set forth in the election (or, if less, the life expectancy of the Beneficiary), if the deceased Participant's or Former Participant's Beneficiary is a designated Beneficiary other than his spouse and distribution has not begun prior to the Employee's death.


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                           (iv) upon written application of the Beneficiary made
                      in such form and manner as the Committee may prescribe, at another time or in another manner permitted under section 13.3(a) or (b), but subject to the following limitations:

                                (A)(I) If such Beneficiary is a designated
                           Beneficiary other than the spouse of the deceased Participant or Former Participant whose vested Account is being distributed, a distribution that commences by December 31st of the calendar year that includes the first anniversary of such deceased Participant's or Former Participant's death shall be made over a fixed period that does not exceed the life expectancy of such Beneficiary; and

                                (II) In all other cases where the spouse of the
                           deceased Participant or Former Participant whose vested Account is being distributed is not the Beneficiary, payment must be completed by December 31st of the calendar year that includes the fifth anniversary of the death of such deceased Participant or Former Participant; and

                                (III) If such Beneficiary is the spouse of the
                           deceased Participant or Former Participant whose vested Account is being distributed, distribution must commence not later than December 31st of the calendar year that includes the date on which the deceased Participant or Former Participant would have attained age 70 1/2 (or, if later, December 31st of the calendar year following he calendar year in which the deceased Participant or Former Participant died) and must be completed within a period equal to the life expectancy of the designated Beneficiary; and

                                (B) In cases where distribution has commenced
                           prior to the death of the deceased Participant or Former Participant whose Account is being distributed, distribution must be completed at least as rapidly as under the method in effect prior to such deceased Participant or Former Participant death.

                  The determination whether a Beneficiary is a designated Beneficiary and whether a designated Beneficiary is a surviving spouse shall be made not later than September 30th of the calendar year following the calendar year in which the Participant or Former Participant dies. For purposes of computing payments in years prior to 2003, life expectancy shall be determined using Table V of section 1.72-9 of the Income Tax Regulations based on the Beneficiary's attained age in the year of the first payment. For purposes of computing payments in years after 2002, payments for calendar years that begin during the lifetime of a surviving

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                  spouse who is a designated Beneficiary shall be determined using the Single Life Table set forth in section 1.401(a)(9)-9 of the Income Tax Regulations based on the spouse's attain age in such year and payments for subsequent calendar years shall be determined using the Single Life Table set forth in section 1.401(a)(9)-9 of the Income Tax Regulations based on the spouse's attain age in the year of death. For purposes of computing payments in years after 2002, payments to a designated Beneficiary other than surviving spouse shall be determined using the Single Life Table set forth in section 1.401(a)(9)-9 of the Income Tax Regulations based on the designated Beneficiary's attain age in the year of the Participant or Former Participant's death.

4. ARTICLE XIII - Section 13.5(b) of the Plan shall be amended, effective as of January 1, 2003, by replacing the last two sentences thereof with a new subsection 13.5(c) and renumbering the following sections accordingly. The new subsection 13.5(c) shall read in its entirety as follows:

                       (c) For purposes of section 13.5(b):

                       (i) for taxable years beginning before January 1, 2003,
             the life expectancy of a Participant or Former Participant (or the joint life and last survivor expectancy of a Participant or Former Participant and his designated Beneficiary) for the calendar year in which the Participant or Former Participant attains age 70 1/2 shall be determined on the basis of Tables V and VI, as applicable, of section 1.72-9 of the Income Tax Regulations as of the Participant's or Former Participant's birthday in such year. Such life expectancy or joint life and last survivor expectancy for any subsequent year shall be equal to the excess of (1) the life expectancy or joint life and last survivor expectancy for the year in which the Participant or Former Participant attains age 70 1/2, over (2) the number of whole years that have elapsed since the Participant or Former Participant attained age 70 1/2; and

                       (ii) for taxable years beginning after December 31, 2002,
             during the Participant's or Former Participant's lifetime, life expectancy shall be equal to:

                            (1) the distribution period in the Uniform Lifetime
                       Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's age as of the Participant's birthday in such calendar year; or

                            (2) if the Participant's spouse is the sole
                       designated Beneficiary and the spouse is more than ten years younger than the Participant, the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in such calendar year.


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                  IN WITNESS WHEREOF, this Amendment has been executed by the undersigned officer of Wake Forest Federal Savings & Loan Association pursuant to authority given by resolution of the Board of Directors.



                                    WAKE FOREST FEDERAL
                                    SAVINGS & LOAN ASSOCIATION



                                    By   /s/ Robert C. White
                                       ----------------------------------------
                                    Name:  Robert C. White
                                    Title: President and Chief Executive Officer